UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):                               July 21, 2008
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13926 (Commission File Number)	76-0321760 (IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code:                               (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On July 21, 2008, the Board of Directors (“Board”) of Diamond Offshore Drilling, Inc. (the “Company”) increased the number of directors constituting the entire Board of Directors from eight directors to nine and appointed Mr. Edward Grebow to the Board. The Board determined that Mr. Grebow is an independent director under New York Stock Exchange listing standards and appointed Mr. Grebow to serve on the Company’s Audit Committee and to act as its Chairman. Mr. Grebow will receive prorated compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, which description is incorporated herein by reference.
     A copy of the Company’s press release announcing Mr. Grebow’s appointment is included as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

99.1	Press Release dated July 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: July 21, 2008

EXHIBIT INDEX

Exhibit number	Description

99.1	Press Release dated July 21, 2008

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